EXHIBIT 32.1

               CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350,
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


The undersigned hereby certifies in his capacity as Chief Executive Officer of Belrose Capital Fund LLC (the "Fund"), that:

(a) the Annual Report of the Fund on Form 10K/A for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b) the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Fund for such period.


Date:  June 30, 2004




                                       /s/ Thomas E. Faust Jr.
                                       -----------------------
                                       Thomas E. Faust Jr.
                                       Chief Executive Officer